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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 21, 2007

                          OTTAWA SAVINGS BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




        UNITED STATES                 000-51367                 20-3074627
        -------------                 ---------                 ----------
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)      (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

                               925 LASALLE STREET
                                OTTAWA, IL 61350
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 815-433-2525

                                       N/A
        ---------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01       REGULATION FD DISCLOSURE.

     On June 21, 2007, Ottawa Savings Bank (the "Bank"), the wholly-owned subsidiary of Ottawa Savings Bancorp, Inc. (the "Company"), received a cash distribution in the amount of $902,159 (pre-tax) from the Commercial Loan
Corporation ("CLC") Creditors Trust. The distribution represents a partial recovery of the Bank's previously reported $7.3 million loss, recorded during the fiscal year ended December 31, 2004, relating to its prior investment in purchased loan participations from CLC. As previously reported, the Bank has received prior distributions from CLC of $2.5 million. The current $902,159 cash distribution will be accounted for as a recovery to the allowance for loan losses and will be net of tax.

     The Company is the majority-owned subsidiary of Ottawa Savings Bancorp MHC, which owns 55% of the Company's outstanding shares. Ottawa Savings Bank, originally chartered in 1871, is a community bank serving Ottawa, Illinois and LaSalle County through its main office in Ottawa.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OTTAWA SAVINGS BANCORP, INC.

Date: June 21, 2007                     By: /s/ Jon Kranov
                                            ------------------------------------
                                       Name:  Jon Kranov
                                       Title: Senior Vice President and
                                                Chief Financial Officer